AMENDMENT TO BUSINESS FINANCING AGREEMENT AND
                        AGREEMENT FOR WHOLESALE FINANCING

     This Amendment is made to (i) that certain Business Financing Agreement executed on the 31st day August, 2000, between ePlus Technology, inc. ("Dealer") and GE Commercial Distribution Finance Corporation ("CDF"), as amended ("BFA") and (ii) that certain Agreement for Wholesale Financing between Dealer and CDF dated August 31, 2000, as amended ("AWF").

     FOR VALUE RECEIVED, CDF and Dealer agree as follows (capitalized terms shall have the same meaning as defined in the BFA unless otherwise indicated):

     1. Section 2.1 of the BFA is hereby amended in its entirety to read as follows:

     "2.1 Accounts Receivable Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of (i) Fifteen Million Dollars ($15,000,000.00) at all times other than during the Seasonal Uplift Period (as defined below), and (ii) Twenty Million Dollars ($20,000,000.00) from August 1st through December 31st of each calendar year (the "Seasonal Uplift Period"); provided, however, that (iii) at no time other than during the Seasonal Uplift Period will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, Fifty Million Dollars ($50,000,000.00), and (iv) at no time during the Seasonal Uplift Period will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, Seventy-five Million Dollars ($75,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced."

     In addition, subject to the terms of the AWF, CDF agrees to provide to Dealer an inventory floorplan credit facility of (a) Fifty Million Dollars ($50,000,000.00) at all times other than during the Seasonal Uplift Period, and
(b) Seventy-five Million Dollars ($75,000,000.00) during the Seasonal Uplift Period; provided, however, that (c) at no time other than during the Seasonal Uplift Period will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate, Fifty Million Dollars ($50,000,000.00), and (d) at no time during the Seasonal Uplift Period will the principal amount outstanding under the Accounts Receivable Facility and Dealer's inventory floorplan credit facility with CDF exceed, in the aggregate Seventy-five Million Dollars ($75,000,000.00). CDF's decision to advance funds will not be binding until the funds are actually advanced.


     2. The following section is hereby added to the BFA as if fully set forth therein:

     "3.3A Deferred Revenue. Each quarter, not later than the 15th of the month following a calender quarter end, Dealer will submit to CDF a detailed report, in a form satisfactory to CDF, describing the deferred revenue of Dealer (each a "DR Summary"). Notwithstanding anything to the contrary contained in Section 3.3 and without limiting CDF's discretion to determine the eligibility of Accounts, upon receipt of each DR Summary from Dealer, CDF will hold as ineligible any amount exceeding Five Hundred Thousand Dollars ($500,000.00) of the potential off-set listed on such DR Summary. In the event that CDF does not receive a DR Report in any quarter, the entire amount of Dealer's deferred service revenue will be deemed ineligible, as reflected on the most recent financial statement or other report provided by Dealer to CDF, until such time as CDF receives a new DR Report."

     Dealer waives notice of CDF's acceptance of this Amendment.

     All other terms and provisions of the AWF and BFA, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

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     IN WITNESS WHEREOF,  each of Dealer and CDF have executed this Amendment on this day of August 13, 2004.

                                    ePlus Technology, inc.
Attest:

                                    /s/ STEVEN J. MENCARINI
                                    --------------------------------------------
/s/ ERICA S. STOECKER               Steven J. Mencarini
---------------------               Chief Financial Officer
Erica S. Stoecker, Secretary





                                    GE COMMERCIAL DISTRIBUTION
                                    FINANCE CORPORATION

                                    /s/ DAVID MINTERT
                                    --------------------------------------------
                                    David Mintert
                                    Vice President of Operations




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